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                                                                       Exhibit 5
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February 18, 1997

CUC International Inc.
707 Summer Street
Stamford, CT  06901

   RE:   Registration Statement on Form S-8
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Gentlemen and Ladies:


I have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by CUC International Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 372,123 additional shares of common stock, par value $.01 per share, of the Company ("Common Stock"), reserved for issuance under the Company's Knowledge Adventure, Inc. 1993 Stock Option Plan and certain individual stock option agreements (collectively, the "Plans").

In connection with the foregoing, I have examined, among other things, the Registration Statement, the Plans, and originals or copies, satisfactory to me, of all such corporate records and of all such agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of documents submitted to me as copies. As to various facts material to such opinion, I have, to the extent relevant facts were not independently established by me, relied on certificates of public officials and certificates and oaths and declarations of officers or other representatives of the Company.

Based upon and subject to the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; and

2. The 372,123 shares of the company's Common Stock being registered pursuant to the Registration Statement, when issued pursuant to the provisions of the pertinent Plans and upon payment of the purchase price therefor, will be duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in such Registration Statement, including any amendment thereto.

Very truly yours,

JEFFREY A. GERSHOWITZ

Jeffrey A. Gershowitz
Vice President and
Associate General Counsel